Exhibit 99.01

Press Release
www.shire.com

Director/PDMR Shareholding

August 2, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company announces the following dealings by Persons Discharging Managerial Responsibility in Shire plc ordinary shares of 5p (“Shares”) and American Depository Shares (“ADSs”).  One ADS is equal to three Shares.

Exercise of Stock Appreciation Rights (“SAR Award”)
The Company was notified on August 2, 2011 of the exercise of the following SAR Awards which were granted under Part A of the Shire Portfolio Share Plan.

	Type of security	Number of Shares/ADSs exercised	Exercise price	Number of Shares/ADSs released	Number of Shares/ADSs sold	Sale price
Graham Hetherington1	Shares	88,000	£8.675	51,174	51,174	£20.233
Angus Russell²	Shares	74,800	£9.97	39,522	39,522	£21.140
Matthew Emmens3	ADSs	78,8254	$64.10	29,438	29,438	$102.145
	ADSs	30,9105	$58.51	13,232	13,232	$102.145

1 The SAR Award granted in 2008 to Mr Hetherington was subject to performance criteria measured over the performance period 2008 to 2010.  Based on the performance criteria, 88% of the SAR Award vested. The SAR Award was exercised on August 2, 2011.

² The SAR Award granted in 2008 to Mr Russell was subject to performance criteria measured over the performance period 2008 to 2010.  Based on the performance criteria, 88% of the SAR Award vested. The SAR Award was exercised on August 1, 2011.

3 The SAR Awards, which were exercised on August 1, 2011, were granted in 2007 and 2008 to Mr Emmens, whilst he held the position of Chief Executive Officer of the Company.

4 The SAR Award granted in 2007 was subject to performance criteria measured over the performance period 2007 to 2009.  Based on the performance criteria, 84% of the SAR Award vested.

5 The SAR Award granted in 2008 was subject to performance criteria measured over the performance period 2008 to 2010.  Based on the performance criteria, 88% of the SAR Award vested.

Exercise of Share Options
The Company was notified on August 2, 2011, of the exercise on August 1, 2011, of the following option which was granted to Tatjana May in 2004 under the 2000 Executive Share Option Scheme.  Ms May chose to use a net settled cashless exercise facility run by the Company.

	Number of Shares granted	Exercise price	Number of Shares received	Number of Shares sold	Sale price
Tatjana May	128,755	£5.26	97,033	97,033	£21.238

Release of ADSs
In addition, on August 2, 2011, the Company was notified of the release to Matthew Emmens on August 1, 2011, of the ADSs awarded in 2008 under the Executive Annual Incentive Plan.  This award was in respect of performance in that year whilst Mr Emmens held the position of Chief Executive Officer of the Company.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Name of Director	Type of Security	Number of ADSs released	Number of ADSs sold to satisfy tax liabilities	Sale price
Matthew Emmens	ADSs	6,471	2,511	$102.507

Resulting Interests
After the above transactions, Angus Russell, Matthew Emmens, Graham Hetherington and Tatjana May hold the following interests.

	Type of security	Number of Shares/ADSs	Options	SAR Awards	PSA Awards	Restricted Shares/ADSs

Matthew Emmens	ADSs	50,429	-	-	-	-
	Shares	92,874	-	-	-	-
Angus Russell	ADSs	-	-	168,742	121,292	11,415
	Shares	131,330	-	404,301	221,685	37,814
Graham Hetherington	Shares	4,000	1,240	317,687	301,833	28,080
Tatjana May	Shares	86,126	151,108	138,379	78,433	25,975

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Secretary

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894157

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.